Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 14, 2008, relating to the consolidated financial statements, and schedule of Arotech Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
                            BDO Seidman, LLP

Grand Rapids, Michigan
September 15, 2008